UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

Tracon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36818	34-2037594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 550-0780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by TRACON Pharmaceuticals, Inc. (the “Company”), pursuant to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2024, on March 20, 2024, the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for continued listing on The Nasdaq Capital Market (“Nasdaq”), subject to the Company regaining compliance with all applicable continued listing requirements, including Nasdaq’s minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and the market value of listed securities requirement under Nasdaq Listing Rule 5550(b)(2) (or other applicable financial and liquidity standard), on or before June 3, 2024.

On June 11, 2024, the Company received a determination letter (the “Delisting Notification”) from Nasdaq stating that the Panel has determined to delist the Company’s common stock, par value $0.001 per share (the “Common Stock”), from Nasdaq, and Nasdaq will accordingly suspend trading in the Company’s Common Stock, effective at the opening of business on June 13, 2024, because the Company did not demonstrate compliance with such continued listing requirements by June 3, 2024. Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed, which will remove the Company’s securities from listing and registration on Nasdaq.

Pursuant to the Delisting Notification, the Company has a period of 15 days from the date of the Delisting Notification to submit a written request for a review of the Panel’s delisting determination by the Nasdaq Listing and Hearing Review Council (the “Listing Council”). The Company intends to timely request a review by the Listing Council of the Panel’s delisting determination. Notwithstanding, the Company’s request for a review will not stay the decision of the Panel. Accordingly, the Company anticipates that, effective June 13, 2024, its Common Stock will commence trading on the OTCQB Venture Market under the symbol “TCON.” Quotes and related Company information will be available at www.otcmarkets.com.

The Company plans to continue to make all required SEC filings, including those on Forms 10-K, 10-Q and 8-K, and will remain subject to all SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

Statements contained in this current report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s ability to successfully appeal the Panel’s delisting determination, the Company’s anticipated commencement of trading on the OTCQB Venture Market, and the Company’s ability to continue to make all SEC filings required of reporting companies. Risks that could cause actual results to differ from those expressed in these forward-looking statements include: the Company’s request for a review by the Listing Counsel of the Panel’s delisting determination may not result in any change in the Panel’s determination, the Company may be unsuccessful in transitioning over to the OTCQB Venture Market in the time anticipated or at all or may fail to establish or maintain compliance with applicable OTCQB Venture Market quotation requirements, the Company may be unable to obtain additional funding or enter into strategic transactions sufficient to execute on its business plans, the Company may never succeed in regaining compliance with Nasdaq’s continued listing requirements, and other risks described in the Company’s filings with the SEC under the heading “Risk Factors”. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Date:	June 12, 2024	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer